Exhibit 10.7

EXECUTION VERSION

AMENDMENT NO. 1 TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS AMENDMENT NO. 1 TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of March 23, 2006 (this “Amendment”), among the following:

(i) CALGON CARBON CORPORATION, a Delaware corporation (herein, together with its successors and assigns, the “Borrower”);

(ii) the lending institutions signatory hereto (herein, together with its or their successors and assigns, each a “Lender” and collectively, the “Lenders”); and

(iii) NATIONAL CITY BANK OF PENNSYLVANIA, a national banking association, as a Lender, a Letter of Credit Issuer, the Swing Line Lender, as the lead arranger and book manager, as the Administrative Agent (in such capacity, the “Administrative Agent”), and the Collateral Agent.

PRELIMINARY STATEMENTS:

A. The Borrower, the Lenders, the Swing Lender and the Administrative Agent entered into the Amended and Restated Credit Agreement, dated as of January 30, 2006 (as the same may from time to time be amended, restated, amended and restated or otherwise modified, the “Credit Agreement,” with the terms defined therein, or the definitions of which are incorporated therein, being used herein as so defined).

B. The parties hereto desire to amend certain terms and provisions of the Credit Agreement, as more fully set forth below.

NOW, THEREFORE, the parties hereby agree as follows:

1. AMENDMENTS. Effective on and as of the Amendment Effective Date (as defined in Section 4 of this Amendment):

1.1 Amended Annex. Annex XI to the Credit Agreement shall be amended and restated in its entirety as set forth on Exhibit 1 attached hereto.

1.2 Amended Section. Section 10.8 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

“10.9 Fixed Charge Coverage Ratio. The Borrower will not at any time permit its Fixed Charge Coverage Ratio to be less than 1.10 to 1.00 for any Testing Period; provided, however, that for any Testing Period ending December 31, 2005, March 31, 2006, June 30, 2006 or September 30, 2006, the Borrower’s Fixed Charge Coverage Ratio shall be calculated excluding from Consolidated Capital Expenditures the amount of Consolidated Reimbursable Capital Expenditures paid in cash during the applicable Testing Period; provided, further, that to the extent the Borrower does not receive casualty and/or business interruption

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insurance proceeds in the full amount of such Consolidated Reimbursable Capital Expenditures by September 30, 2006, the Borrower’s Fixed Charge Coverage Ratio for the Testing Period ending September 30, 2006 shall be calculated to include in Consolidated Capital Expenditures the amount of Consolidated Reimbursable Capital Expenditures paid in cash for such Testing Period to the extent casualty and/or business interruption insurance proceeds have not been received.”

1.3 New Definition. Section 1.1 of the Credit Agreement shall be amended to add the following definition in the appropriate alphabetical order:

““Consolidated Reimbursable Capital Expenditures” shall mean, for any period, the aggregate of all Consolidated Capital Expenditures made or incurred by the Borrower and its Subsidiaries during that period and that have been, or the Borrower believes in good faith will be no later than September 30, 2006, reimbursed with proceeds of casualty and/or business interruption insurance.”

1.4 New Section. Section 9.1 of the Credit Agreement shall be amended to add the following section (k) thereto:

“(k) As soon as available and in any event within 45 days after the close of each of the quarterly accounting periods ending March 31, 2006, June 30, 2006 and September 30, 2006, a written report, in reasonable detail for such applicable period, setting forth the amount of Consolidated Reimbursable Capital Expenditures made or incurred in such period and the amount of casualty and/or business interruption insurance proceeds received during such period.”

2. REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to the Lenders, the Swing Line Lender, each Letter of Credit Issuer, the Administrative Agent and the Collateral Agent as follows:

2.1 Authorization and Validity of Amendment, etc. This Amendment has been duly authorized by all necessary corporate action on the part of the Borrower, has been duly executed and delivered by a duly authorized officer of the Borrower and constitutes the valid and binding agreement of the Borrower, enforceable against the Borrower in accordance with its terms.

2.2 Representations and Warranties. The representations and warranties of the Borrower contained in the Credit Agreement or in the other Credit Documents are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier specified date, in which case such representations and warranties are hereby reaffirmed as true and correct in all material respects as of the date when made.

2.3 No Event of Default. No condition or event has occurred or exists which constitutes or which, after notice or lapse of time or both, would constitute a Default or an Event of Default.

2.4 No Claims. Neither the Borrower nor any Subsidiary has any claim or offset against, or defense or counterclaim to, any of Borrower’s or any Subsidiary’s obligations or liabilities under the Credit Agreement or any other Credit Document.

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2.5 Compliance. The Borrower is in full compliance with all covenants and agreements contained in the Credit Agreement, as amended hereby, and the other Credit Documents to which it is a party; and without limitation of the foregoing, each Subsidiary of the Borrower which, as of the date hereof, is required to be a Subsidiary Guarantor, has on or prior to the date hereof, become a Subsidiary Guarantor under the Subsidiary Guaranty.

3. RATIFICATIONS. Except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement and each other Credit Document are ratified and confirmed and shall continue in full force and effect.

4. EFFECTIVENESS. The Amendments shall become effective on the date (the “Amendment Effective Date”) the following conditions shall have been satisfied:

(a) This Amendment shall have been executed by the Borrower, the Lenders and the Administrative Agent, and counterparts hereof as so executed shall have been delivered to the Administrative Agent;

(b) The Borrower shall have caused the Subsidiary Guarantors to have executed, and shall deliver to the Administrative Agent, the Guarantor Acknowledgement attached hereto; and

(c) The Borrower shall have delivered to the Administrative Agent a written report, in reasonable detail for the quarterly accounting period ending December 31, 2005, setting forth the amount of Consolidated Reimbursable Capital Expenditures made or incurred in such period and the amount of casualty and/or business interruption insurance proceeds received during such period.

Upon the satisfaction of the foregoing conditions precedent, this Amendment shall be binding upon and inure to the benefit of the Borrower, each Lender, the Swing Line Lender, each Letter of Credit Issuer, the Administrative Agent and the Collateral Agent and their respective permitted successors and assigns. After this Amendment becomes effective, the Administrative Agent shall furnish a copy of this Amendment to each Lender and the Borrower.

5. MISCELLANEOUS.

5.1 Survival of Representations and Warranties. All representations and warranties made in this Amendment shall survive the execution and delivery of this Amendment, and no investigation by the Administrative Agent or any Lender or any subsequent Loan shall affect the representations and warranties or the right of the Administrative Agent or any Lender to rely upon them.

5.2 Reference to Credit Agreement. The Credit Agreement and any and all other agreements, instruments or documentation now or hereafter executed and delivered pursuant to the terms of the Credit Agreement as amended hereby, are hereby amended so that any reference therein to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.

5.3 Expenses. As provided in the Credit Agreement, but without limiting any terms or provisions thereof, the Borrower shall pay on demand all reasonable costs and expenses incurred by the Administrative Agent in connection with the preparation, negotiation, and execution of this Amendment, including, without limitation, the reasonable costs and fees of the Administrative Agent’s special legal counsel, regardless of whether this Amendment becomes effective in accordance with the terms hereof, and all reasonable costs and expenses incurred by the Administrative Agent, the Collateral Agent, or any

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Lender or Letter of Credit Issuer in connection with the enforcement or preservation of any rights under the Credit Agreement, as amended hereby.

5.4 Severability. Any term or provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment, and the effect thereof shall be confined to the term or provision so held to be invalid or unenforceable.

5.5 Applicable Law. This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to principles of conflicts of laws.

5.6 Headings. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

5.7 Entire Agreement. This Amendment is specifically limited to the matters expressly set forth herein. This Amendment and all other instruments, agreements and documentation executed and delivered in connection with this Amendment embody the final, entire agreement among the parties hereto with respect to the subject matter hereof and supersede any and all prior commitments, agreements, representations and understandings, whether written or oral, relating to the matters covered by this Amendment, and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto relating to the subject matter hereof or any other subject matter relating to the Credit Agreement.

5.8 Counterparts. This Amendment may be executed by the parties hereto separately in one or more counterparts and by facsimile signature, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement.

5.9 JURY TRIAL WAIVER. EACH OF THE PARTIES TO THIS AMENDMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AMENDMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

[Signatures follow.]

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IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the date first above written.

CALGON CARBON CORPORATION

By:	/s/ Leroy M. Ball
Name:	Leroy M. Ball
Title:	Vice President and Chief Financial Officer

NATIONAL CITY BANK OF PENNSYLVANIA, as a Lender, and as a Letter of Credit Issuer, the Swing Line Lender, the Administrative Agent and the Collateral Agent

By:	/s/ Ervin M. Geiger III
Name:	Ervin M. Geiger III
Title:	Senior Vice President

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Meredith S. Heavner
Name:	Meredith S. Heavner
Title:	Vice President

HARRIS N.A.

By:	/s/ Patrick McDonnell
Name:	Patrick McDonnell
Title:	Managing Director

FIRST COMMONWEALTH BANK

By:	/s/ C. Forrest Tefft
Name:	C. Forrest Tefft
Title:	Senior Vice President

FIRST NATIONAL BANK OF PENNSYLVANIA

By:	/s/ John L. Hayes IV
Name:	John L. Hayes IV
Title:	Vice President

Exhibit I

See attached.

GUARANTOR ACKNOWLEDGMENT

Each of the undersigned (collectively, the “Subsidiary Guarantors” and, individually, each a “Subsidiary Guarantor”) consents and agrees to and acknowledges the terms of the foregoing Amendment No. 1 to Amended and Restated Credit Agreement, dated as of March 23, 2006 (the “Amendment”). Each Subsidiary Guarantor specifically acknowledges the terms of and consents to the waivers, including the jury trial waiver, set forth in the Amendment. Each Subsidiary Guarantor further agrees that its obligations pursuant to the Subsidiary Guaranty that it executed in connection with the Credit Agreement shall remain in full force and effect and be unaffected hereby.

Each Subsidiary Guarantor hereby represents and warrants that there exists no claim or offset against, or defense or counterclaim to, any of its obligations or liabilities under the Credit Agreement or any other Credit Document to which it is a party.

IN WITNESS WHEREOF, this Guarantor Acknowledgment has been duly executed and delivered as of the date of the Amendment.

CALGON CARBON INVESTMENTS INC.

By:	/s/ Leroy M. Ball
Name:	Leroy M. Ball
Title:	Vice President and Chief Financial Officer

BSC COLUMBUS, LLC

By:	/s/ Leroy M. Ball
Name:	Leroy M. Ball
Title:	Vice President and Chief Financial Officer

CCC COLUMBUS, LLC

By:	/s/ Leroy M. Ball
Name:	Leroy M. Ball
Title:	Vice President and Chief Financial Officer

CCC DISTRIBUTION, LLC

By:	/s/ Leroy M. Ball
Name:	Leroy M. Ball
Title:	Vice President and Chief Financial Officer

CALGON CARBON CORPORATION,

as the Borrower

THE LENDING INSTITUTIONS NAMED HEREIN,

as Lenders

NATIONAL CITY BANK OF PENNSYLVANIA

as a Lender, a Letter of Credit Issuer, the Swing Line Lender

and as Administrative Agent and Collateral Agent

AMENDMENT NO. 1

dated as of

March 23, 2006

to

AMENDED AND RESTATED

CREDIT AGREEMENT

dated as of

January 30, 2006